EXHIBIT 99.1

Piedmont Office Realty Trust Reports Second Quarter 2024 Results
- Completes over one million square feet of leasing during the quarter -
ATLANTA, July 31, 2024--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended June 30, 2024, including the completion of over one million square feet of leasing, the largest amount of leasing the Company has completed in a single quarter in over a decade.
Highlights for the Three Months Ended June 30, 2024:

Financial Results:

	Three Months Ended
(in 000s other than per share amounts )	June 30, 2024	June 30, 2023
Net loss applicable to Piedmont	$(9,809)	$(1,988)
Net loss per share applicable to common stockholders - diluted	$(0.08)	$(0.02)
Interest expense, net of interest income	$29,381	$21,858
NAREIT and Core FFO applicable to common stock	$46,751	$55,535
NAREIT and Core FFO per diluted share	$0.37	$0.45
Adjusted FFO applicable to common stock	$27,758	$44,444
Same Store NOI - cash basis	5.7%
Same Store NOI - accrual basis	3.7%

•Piedmont recognized a net loss of $9.8 million, or $0.08 per diluted share, for the second quarter of 2024, as compared to a net loss of $2.0 million, or $0.02 per diluted share, for the second quarter of 2023, with the second quarter of 2024 reflecting an approximately $7.5 million, or $0.06 per diluted share, increase in interest expense, net of interest income, as compared to the second quarter of 2023.
•Core FFO, which removes depreciation and amortization expense, was $0.37 per diluted share for the second quarter of 2024, as compared to $0.45 per diluted share for the second quarter of 2023. Approximately $0.06 of the decrease is due to the increased interest expense, net of interest income mentioned above, with the remaining decrease attributable to a combination of the sale of One Lincoln Park during the first quarter of 2024, as well as the expiration of two large leases during the six months ended June 30, 2024.
•Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 5.7% and 3.7%, respectively, for the three months ended June 30, 2024, as compared to the same period in the prior year, as newly commenced leases or those with expiring abatements outweighed expiring leases.

Leasing:

Three Months Ended June 30, 2024
# of lease transactions	65
Total leasing sf (in 000s)	1,038
New tenant leasing sf (in 000s)	404
Cash rent roll up	15.2%
Accrual rent roll up	23.0%
Leased Percentage as of period end	87.3%
•The Company completed over one million square feet of leasing during the second quarter, the largest amount of leasing the Company has completed in a single quarter in over a decade, which included over 400,000 square feet of new tenant leasing.
•The largest new lease completed during the quarter was for the relocation of Travel + Leisure Co.'s (NYSE:TNL) headquarters to the Company's 182,000 square foot 501 West Church Street building in downtown Orlando, FL.
•The largest renewal completed during the quarter was for over 240,000 square feet through 2030 for an e-commerce retailer at Dallas Galleria Office Towers.
•The average size lease executed during the quarter was approximately 16,000 square feet and the weighted average lease term was approximately eight years.
•Rents on leases executed during the three months ended June 30, 2024 for space vacant one year or less increased approximately 15.2% and 23.0% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of June 30, 2024 was 87.3%, as compared to 87.1% as of December 31, 2023, with the increase attributable to net leasing activity completed during the first six months of 2024, and reflecting the sale of the One Lincoln Park building during the first quarter of 2024 and the reclassification of the 9320 Excelsior and Meridian Crossings projects in Minneapolis, MN to out-of-service as of June 30, 2024. Both projects are being redeveloped into multi-tenant assets following the expiration of the sole tenant lease at each project during the six months ended June 30, 2024.
•As of June 30, 2024, the Company had approximately 1.6 million square feet of executed leases for vacant space that is yet to commence or is currently under rental abatement, representing approximately $51 million of future additional annual cash rents.

Balance Sheet:

(in 000s except for ratios)	June 30, 2024	December 31, 2023
Total Real Estate Assets	$3,468,030	$3,512,527
Total Assets	$4,158,643	$4,057,082
Total Debt	$2,221,738	$2,054,596
Weighted Average Cost of Debt	6.08%	5.82%
Net Principal Amount of Debt/Total Gross Assets less Cash and Cash Equivalents	39.1%	38.2%
Average Net Debt-to-Core EBITDA (ttm*)	6.6 x	6.4 x

•During the three months ended June 30, 2024, the Company issued $400 million of 6.875% senior notes due in 2029 and used the net proceeds to repay the balance outstanding on its $600 million line of credit, as well as a $25 million unsecured bank term loan that was scheduled to mature in January of 2025. The remaining proceeds have been invested until they will be used (along with any disposition proceeds and the Company's line of credit if necessary) to repay a $250 million unsecured bank term loan that matures in March of 2025. The Company has no other debt with a final maturity until 2027.
•As of June 30, 2024, our liquidity position was comprised of our $600 million line of credit and $138.5 million in cash and cash equivalents.

ESG and Operations:
•Four projects: The Exchange and 400&500 TownPark Commons in Orlando, FL; Crescent Ridge II, in Minneapolis, MN; and Wayside Office Park in Boston, MA won Regional The Outstanding Building of the Year ("TOBY") awards during the second quarter of 2024 and Wayside Office Park won at the International level during the third quarter of 2024. The award is presented by the Building Owners and Managers Association ("BOMA") and recognizes excellence in building management.
•As of June 30, 2024, approximately 84% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 57% of its portfolio is certified LEED gold or higher.
Commenting on second quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "Our portfolio of well-located, hospitality-inspired workplaces is resonating with the market, delivering continued leasing success across our portfolio. We achieved the largest level of quarterly leasing volume since 2013 with over a million square feet spread across 65 transactions. Approximately 40% of the second quarter’s leasing volume was related to new tenancy, and transaction activity reflected a cash rental rate roll-up of greater than 15%. Additionally, we completed a significant debt refinancing, essentially addressing our debt maturities through early 2027 at a much improved interest rate compared to our 2023 issuance, demonstrating increased confidence from unsecured bond investors in the office sector, and specifically for our high-quality portfolio."

Third Quarter 2024 Dividend

As previously announced, on July 25, 2024, the board of directors of Piedmont declared a dividend for the third quarter of 2024 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on August 23, 2024, payable on September 20, 2024.

Guidance for 2024

The Company is narrowing its previous guidance for the year ending December 31, 2024 primarily to reflect the impact of its recent $400 million bond issuance as follows:

	Current		Previous
(in millions, except per share data)	Low	High	Low	High
Net loss	$(63)	$(60)	$(47)	$(41)
Add:
Depreciation	147	149	148	151
Amortization	80	82	81	84
Impairment Charges	18	18	—	—
Core FFO applicable to common stock	$182	$189	$182	$194
Core FFO applicable to common stock per diluted share	$1.46	$1.52	$1.46	$1.56

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:
•Executed leasing in the range of 2-2.3 million square feet with year-end leased percentage for the Company's in-service portfolio anticipated to be approximately 87.5-88.5%, exclusive of any speculative acquisition or disposition activity;
•Same Store NOI raised from flat to 2% increase to a 2-3% increase on both a cash and accrual basis for the year;
•Interest expense of approximately $123-126 million, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during the latter half of 2023 and in the first half of 2024;
•Updated interest income to approximately $4 million due to temporarily investing a portion of the net proceeds from the Company's recent bond offering which it anticipates using to repay a $250 million term loan in March of 2025; and,
•General and administrative expense adjusted to approximately $30 million based on mid-year estimates of potential performance based compensation as a result of year-to-date leasing results.

No speculative acquisitions, dispositions, or refinancings are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward Looking Statements" below.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended June 30, 2024 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Thursday, August 1, 2024, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at http://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 453069. A replay of the conference call will be available through August 15, 2024, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 50877. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review second quarter 2024 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended June 30, 2024 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. Its approximately $5 billion portfolio is currently comprised of approximately 16 million square feet. The Company is a fully integrated, self-managed real estate investment trust (REIT) with local management offices in each of its markets and is investment-grade rated by S&P Global Ratings (BBB-) and Moody’s (Baa3). Piedmont is a 2024 ENERGY STAR Partner of the Year - Sustained Excellence. For more information, see www.piedmontreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share for the year ending December 31, 2024. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:
•Economic, regulatory, socio-economic (including work from home and "hybrid" work policies), technological (e.g. artificial intelligence and machine learning, Zoom, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;

•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. (the "Operating Partnership") or the credit ratings of our or the Operating Partnership's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with inflation and potential increases in the rate of inflation, including the impact of a possible recession, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factors described in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2023.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2024	December 31, 2023
Assets:
Real estate assets, at cost:
Land	$552,744	$559,384
Buildings and improvements	3,791,196	3,788,249
Buildings and improvements, accumulated depreciation	(1,080,613)	(1,039,136)
Intangible lease assets	151,015	170,654
Intangible lease assets, accumulated amortization	(80,251)	(88,066)
Construction in progress	115,213	85,239
Real estate assets held for sale, gross	26,547	43,579
Real estate assets held for sale, accumulated depreciation and amortization	(7,821)	(7,376)
Total real estate assets	3,468,030	3,512,527
Cash and cash equivalents	138,454	825
Tenant receivables	7,619	7,915
Straight line rent receivables	186,913	182,856
Restricted cash and escrows	5,368	3,381
Prepaid expenses and other assets	25,224	27,559
Goodwill	53,491	53,491
Interest rate swaps	3,578	3,032
Deferred lease costs	467,710	485,531
Deferred lease costs, accumulated depreciation	(201,008)	(223,248)
Other assets held for sale, gross	4,016	3,879
Other assets held for sale, accumulated depreciation	(752)	(666)
Total assets	$4,158,643	$4,057,082
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs of $22,431 and $15,437, respectively	$2,027,569	$1,858,717
Secured Debt	194,169	195,879
Accounts payable, accrued expenses, and accrued capital expenditures	140,793	131,516
Dividends payable	—	15,143
Deferred income	100,131	89,930
Intangible lease liabilities, less accumulated amortization	37,657	42,925
Total liabilities	2,500,319	2,334,110
Stockholders' equity:
Common stock (123,994,991 and 123,715,298 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	1,240	1,237
Additional paid in capital	3,719,419	3,716,742
Cumulative distributions in excess of earnings	(2,055,697)	(1,987,147)
Other comprehensive income	(8,180)	(9,418)
Piedmont stockholders' equity	1,656,782	1,721,414
Noncontrolling interest	1,542	1,558
Total stockholders' equity	1,658,324	1,722,972
Total liabilities and stockholders' equity	$4,158,643	$4,057,082
Net Principal Amount of Debt Outstanding (Unsecured and Secured Debt plus discounts and unamortized debt issuance costs less Cash and cash equivalents)	2,105,715	2,069,208

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Revenues:
Rental and tenant reimbursement revenue	$136,670	$137,503	$275,751	$274,332
Property management fee revenue	482	437	639	944
Other property related income	6,110	5,132	11,410	10,163
Total revenues	143,262	143,072	287,800	285,439
Expenses:
Property operating costs	58,565	58,368	118,009	116,159
Depreciation	38,814	36,475	77,683	72,272
Amortization	18,097	21,333	36,217	43,364
Impairment charges	—	—	18,432	—
General and administrative	8,352	7,279	15,964	14,970
Total operating expenses	123,828	123,455	266,305	246,765
Other income (expense):
Interest expense	(29,569)	(23,389)	(59,283)	(45,466)
Other income(1)	328	1,787	606	3,443
Loss on early extinguishment of debt	—	—	(386)	—
Total other income (expense)	(29,241)	(21,602)	(59,063)	(42,023)
Net loss	(9,807)	(1,985)	(37,568)	(3,349)
Net income applicable to noncontrolling interest	(2)	(3)	(4)	(6)
Net loss applicable to Piedmont	$(9,809)	$(1,988)	$(37,572)	$(3,355)
Weighted average common shares outstanding - basic and diluted	123,953	123,671	123,877	123,611
Net loss per share applicable to common stockholders - basic and diluted	$(0.08)	$(0.02)	$(0.30)	$(0.03)

(1) Includes interest income (in thousands) of approximately $188 and $1,531 for the three months ended June 30, 2024 and 2023, respectively, and $288 and $2,958 for the six months ended June 30, 2024 and 2023, respectively.

Piedmont Office Realty Trust, Inc.
Funds from Operations ("FFO"), Core FFO and Adjusted FFO
Unaudited (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
GAAP net loss applicable to common stock	$(9,809)	$(1,988)	$(37,572)	$(3,355)
Depreciation of real estate assets(1)	38,471	36,200	77,057	71,890
Amortization of lease-related costs	18,089	21,323	36,201	43,344
Impairment charges	—	—	18,432	—
NAREIT FFO applicable to common stock*	46,751	55,535	94,118	111,879
Loss on early extinguishment of debt	—	—	386	—
Core FFO applicable to common stock*	46,751	55,535	94,504	111,879
Amortization of debt issuance costs and discounts on debt	1,139	1,312	2,347	2,551
Depreciation of non real estate assets	331	264	603	361
Straight-line effects of lease revenue	(2,084)	(2,755)	(4,339)	(5,942)
Stock-based compensation adjustments	2,061	2,095	3,087	2,278
Amortization of lease-related intangibles	(2,549)	(3,119)	(5,205)	(6,531)
Non-incremental capital expenditures(2)	(17,891)	(8,888)	(38,498)	(23,360)
Adjusted FFO applicable to common stock*	$27,758	$44,444	$52,499	$81,236
Weighted average common shares outstanding - diluted(3)	124,796	123,749	124,501	123,696
NAREIT and Core FFO per share (diluted)	$0.37	$0.45	$0.76	$0.90

(1)Excludes depreciation of non real estate assets.

(2)Capital expenditures of a recurring nature related to tenant improvements, leasing commissions and building capital that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that either enhance the rental rates of a building or change the property’s underlying classification, such as from a Class B to a Class A property, are excluded from this measure.

(3)Includes potential dilution under the treasury stock method that would occur if our remaining unvested and potential stock awards vested and resulted in additional common shares outstanding. Such shares were not included when calculating net loss per diluted share applicable to Piedmont for the three and six months ended June 30, 2024 and 2023 as they would reduce the loss per share presented.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023

Net loss applicable to Piedmont (GAAP)	$(9,809)	$(1,988)	$(9,809)	$(1,988)
Net income applicable to noncontrolling interest	2	3	2	3
Interest expense	29,569	23,389	29,569	23,389
Depreciation	38,802	36,464	38,802	36,464
Amortization	18,089	21,323	18,089	21,323
Depreciation and amortization attributable to noncontrolling interests	20	21	20	21
EBITDAre* and Core EBITDA*	76,673	79,212	76,673	79,212
General and administrative expenses	8,352	7,279	8,352	7,279
Management fee revenue	(256)	(254)	(256)	(254)
Other income	(220)	(1,571)	(220)	(1,571)
Straight-line effects of lease revenue	(2,084)	(2,755)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	(1)
Amortization of lease-related intangibles	(2,549)	(3,119)
Property NOI*	79,916	78,791	84,549	84,666
Net operating income from:
Acquisitions	—	—	—	—
Dispositions	(17)	(821)	(17)	(823)
Other investments(1)	(451)	(2,803)	(530)	(2,847)
Same Store NOI*	$79,448	$75,167	$84,002	$80,996
Change period over period in Same Store NOI	5.7%	N/A	3.7%	N/A

(1)Other investments consist of active, out-of-service or recently completed redevelopment projects, and land. The operating results of 222 South Orange Avenue in Orlando, FL, as well as One and Two Meridian and 9320 Excelsior Boulevard in suburban Minneapolis, MN, are currently included in this line item.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Six Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023

Net loss applicable to Piedmont (GAAP)	$(37,572)	$(3,355)	$(37,572)	$(3,355)
Net income applicable to noncontrolling interest	4	6	4	6
Interest expense	59,283	45,466	59,283	45,466
Depreciation	77,660	72,251	77,660	72,251
Amortization	36,201	43,344	36,201	43,344
Depreciation and amortization attributable to noncontrolling interests	40	41	40	41
Impairment charges	18,432	—	18,432	—
EBITDAre*	154,048	157,753	154,048	157,753
Loss on early extinguishment of debt	386	—	386	—
Core EBITDA*	154,434	157,753	154,434	157,753
General and administrative expenses	15,964	14,970	15,964	14,970
Management fee revenue	(252)	(546)	(252)	(546)
Other income	(391)	(3,012)	(391)	(3,012)
Reversal of non-cash general reserve for uncollectible accounts	—	(400)
Straight-line effects of lease revenue	(4,339)	(5,942)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	(6)
Amortization of lease-related intangibles	(5,205)	(6,531)
Property NOI*	160,211	156,286	169,755	169,165
Net operating (income)/loss from:
Acquisitions	—	—	—	—
Dispositions	(1,157)	(1,383)	(1,481)	(1,737)
Other investments(1)	(1,653)	(5,615)	(1,817)	(5,609)
Same Store NOI*	$157,401	$149,288	$166,457	$161,819
Change period over period in Same Store NOI	5.4%	N/A	2.9%	N/A

(1)Other investments consist of active, out-of-service or recently completed redevelopment projects, and land. The operating results of 222 South Orange Avenue in Orlando, FL, as well as One and Two Meridian and 9320 Excelsior Boulevard in suburban Minneapolis, MN, are currently included in this line item.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Average Net Debt to Core EBITDA: Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.